Exhibit 1
                                    ---------

CONTRATO DE FIDEICOMISO IRREVOCABLE QUE CELEBRAN POR UNA PARTE, COMO FIDEICOMITENTE BANCO INTERNACIONAL, S.A. DEPARTAMENTO FIDUCIARIO, AL CUAL SE HARA REFERENCIA EN LO SUCESIVO COMO "FIDEICOMITENTE", REPRESENTADO POR SU DELEGADO FIDUCIARIO SENOR LIC. EDUARDO AZCOITIA MORAILA Y, EN SU CARACTER DE APODERADA ESPECIAL, LA LIC. REBECA TREJO SANCHEZ, Y POR LA OTRA COMO FIDUCIARIO BANCO INBURSA, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, DIVISION FIDUCIARIA, AL CUAL SE HARA REFERENCIA EN LO SUCESIVO COMO EL "FIDUCIARIO", REPRESENTADO POR SU DELEGADO FIDUCIARIO LIC. RAUL ZEPEDA RUIZ, CON LA COMPARECENCIA DE SBC INTERNATIONAL, INC., A LA CUAL EN LO SUCESIVO SE HARA REFERENCIA COMO EL "FIDEICOMISARIO", REPRESENTADO POR LOS SENORES MICHAEL J. VIOLA Y MARK E. ROYSE, ASI COMO CON LA COMPARECENCIA DE CARSO GLOBAL TELECOM, S.A. DE C.V., REPRESENTADA POR EL LIC. EDUARDO VALDES ACRA DE CONFORMIDAD CON LOS SIGUIENTES ANTECEDENTES, DECLARACIONES Y CLAUSULAS:

A N T E C E D E N T E S

I. Con fecha 20 de diciembre de 1990, se celebro un Contrato de Fideicomiso sobre la totalidad de las acciones Serie "AA" de Telefonos de Mexico, S.A. de C.V., (de aqui en adelante Telmex) que suscribieron el Gobierno Federal de los Estados Unidos Mexicanos, Grupo Carso, S.A. de C.V., Southwestern Bell International Holdings Corporation (hoy SBC International, Inc.) y France Cables et Radio.

II. Que en virtud de una escision de TELMEX en dicho fideicomiso se encuentran tambien fideicomitidas 1,059,890,076 (un mil cincuenta y nueve millones ochocientas nueve mil setenta y seis) acciones emitidas por America Movil, S.A. de C.V. (de aqui en adelante AMERICA MOVIL), de las cuales SBC International, Inc., es fideicomisario unico (Fideicomisario B-I).

III. Previo a la celebracion de presente contrato, se obtuvo por parte de la Direccion General de Inversion Extranjera de la Secretaria de Economia autorizacion para celebrar el presente Fideicomiso de Inversion Neutra, segun oficio numero 514.113.01, foliado con numero 1486 de fecha 13 de febrero de 2001, el cual se agrega una copia como Anexo "C" para formar parte integral del presente Contrato de Fideicomiso.

I.   Declara el FIDEICOMITENTE:

(A) Que es una Institucion de credito debidamente constituida de conformidad con las leyes mexicanas, y que cuenta con las facultades para desempenar el cargo de fiduciario en el presente fideicomiso.

(B) Que en cumplimiento a los fines del fideicomiso a que se refiere el Antecedente I, desea transferir y entregar al FIDUCIARIO las acciones Serie "AA" de AMERICA MOVIL que se describen en el Anexo "A" de este Contrato que corresponden al FIDEICOMISARIO, en virtud de las instrucciones expresas que del FIDEICOMISARIO ha recibido.

II.  Declara el FIDUCIARIO:

(A) Que es una Institucion de credito debidamente constituida de conformidad con las leyes mexicanas, y que cuenta con las facultades para desempenar el cargo de fiduciario en el presente fideicomiso.

III. Declara el FIDEICOMISARIO:

(A) Que es una sociedad debidamente constituida conforme a las leyes del Estado de Delaware, Estados Unidos de America; que tiene la capacidad legal para la celebracion de este Contrato y que sus representantes tienen todas las facultades legales para celebrarlo.

(B) Que esta de acuerdo en que la FIDEICOMITENTE transmita y entregue al FIDUCIARIO el titulo de las acciones Serie "AA" de AMERICA MOVIL que se describen en el Anexo "A" de este Contrato que les corresponde en virtud del Contrato de Fideicomiso a que se refiere el Antecedente I.

Con base en los Antecedentes y Declaraciones que anteceden las partes celebran el Contrato que se contiene en las siguientes:

C L A U S U L A S

PRIMERA. La FIDEICOMITENTE entrega y transfiere con caracter irrevocable en este acto al FIDUCIARIO y este recibe, en fideicomiso y para los fines que se establecen en este Contrato, el titulo de las acciones Serie "AA" de AMERICA MOVIL que se describe en el Anexo "A" de este Contrato, o sea 1,059,890,076 (un mil cincuenta y nueve millones ochocientos noventa mil setenta y seis) acciones comunes nominativas de la Serie "AA" de AMERICA MOVIL.

Por su parte, el Fiduciario en este acto otorga en favor del Fideicomitente el recibo que corresponda respecto del patrimonio fideicomitido.

El FIDEICOMISARIO podra aportar en cualquier tiempo al presente fideicomiso, mediante su transferencia y entrega al FIDUCIARIO, acciones adicionales Serie "AA" de AMERICA MOVIL para que sean afectas a los fines de este fideicomiso y pasen a formar parte del patrimonio del propio fideicomiso, en el entendido que el FIDEICOMISARIO no podra aportar al fideicomiso un porcentaje mayor de acciones Serie "AA" al permitido en los estatutos sociales de AMERICA MOVIL.

SEGUNDA. Son partes de este fideicomiso:

    FIDUCIARIO: Banco Inbursa, S.A. Division Fiduciaria.
    FIDEICOMITENTE: Banco Internacional, S.A. Division Fiduciaria.
    FIDEICOMISARIO: SBC International, Inc.


TERCERA. Son fines del FIDEICOMISO materia de este Contrato:

1. Que el FIDUCIARIO reciba y conserve la propiedad y titularidad de las acciones Serie "AA" de AMERICA MOVIL y las conserve en FIDEICOMISO, de acuerdo con los terminos y condiciones establecidos en el presente contrato.

2.   Que el FIDUCIARIO ejercite todos los derechos corporativos y patrimoniales
     o pecuniarios que correspondan a o se deriven de las acciones Serie "AA" de AMERICA MOVIL que formen parte del patrimonio del FIDEICOMISO; en el concepto de que si en el ejercicio de dichos derechos el FIDUCIARIO recibiese acciones Serie "AA" de AMERICA MOVIL, dichas nuevas acciones pasaran a formar parte del patrimonio del FIDEICOMISO, quedaran afectas a los fines del mismo y se consideraran como parte de las acciones Serie "AA" de AMERICA MOVIL para todos los efectos del presente Contrato, y las acciones deberan ser votadas en el mismo sentido y forma en que vote sus acciones el accionista Carso Global Telecom, S.A. de C.V., sociedad mexicana con clausula de exclusion de extranjeros, salvo para el nombramiento de los Consejeros y miembros del Comite Ejecutivo de America Movil.

3. En cualquier tiempo y cuando asi lo instruyese expresamente y por escrito el FIDEICOMISARIO, el FIDUCIARIO proceda a convertir las acciones Serie "AA" en otras series de acciones de AMERICA MOVIL, o bien a transferir, entregar o vender total o parcialmente los derechos fideicomisarios o los titulos de las acciones Serie "AA" de AMERICA MOVIL, dentro o fuera de la Bolsa Mexicana de Valores, S.A. de C.V., que formen parte del patrimonio del FIDEICOMISO, a las personas debidamente capacitadas para adquirirlas en los terminos de las disposiciones legales y estatutarias en vigor en la fecha en que se efectue tal conversion y/o transmision, y en los terminos y condiciones que le indique el FIDEICOMISARIO.

4. Que el FIDUCIARO reciba, cuando asi corresponda, el precio de enajenacion de las acciones Serie "AA" de AMERICA MOVIL, asi como cualquier rendimiento
     o producto derivado del patrimonio del FIDEICOMISO y lo transmita o entregue al FIDEICOMISARIO, segun instrucciones escritas y mientras no efectue tal transmision o entrega, administre los recursos correspondientes, invirtiendolos en valores de entre los autorizados por escrito por el FIDECOMISARIO, que instruira al FIDUCIARIO por escrito en que valores debera invertir.

5. Que el FIDUCIARIO reciba, en base a las instrucciones por escrito del y entregue al FIDEICOMISARIO, las cantidades que correspondan a las acciones Serie "AA" de AMERICA MOVIL por concepto de dividendos, o en su caso por amortizacion de acciones o reembolso por reducciones del capital social o por cualquier otro concepto. Asimismo que el FIDUCIARIO reciba las acciones "AA" adicionales por concepto de dividendo en acciones, divisiones (splits)
     o capitalizacion de utilidades.

6. Que, en caso de que una Asamblea de Accionistas de AMERICA MOVIL se acuerde un aumento de capital a pagar mediante nuevas aportaciones de los accionistas, el FIDUCIARIO ejercite el derecho de preferencia para suscribir y pagar las nuevas acciones que se emitan para representar tal aumento y que correspondan a las acciones Serie "AA" de AMERICA MOVIL, siempre y cuando, con cuando menos 5 (cinco) dias habiles a la fecha limite para ejercitar el derecho de preferencia y suscribir y pagar las nuevas acciones emitidas por AMERICA MOVIL de que se trate, el FIDUCIARIO hubiese recibido del FIDEICOMISARIO, tanto instrucciones expresas por escrito para suscribir las nuevas acciones como el importe de las cantidades necesarias para pagar a AMERICA MOVIL el precio o valor de suscripcion de las nuevas acciones.

     Los aumentos de capital deberan ser suscritos por el FIDUCIARIO, proporcionalmente a su participacion accionaria, salvo instrucciones por escrito en contrario por parte del FIDEICOMISARIO al FIDUCIARIO.

7. Que conforme a las instrucciones que reciba del FIDEICOMISARIO el FIDUCIARIO realice todos aquellos otros actos que fueren necesarios para la realizacion de los fines del FIDEICOMISO, incluyendo en su caso los actos de defensa del patrimonio del FIDEICOMISO.

CUARTA. Para el ejercicio de los derechos corporativos de las acciones Serie "AA" de AMERICA MOVIL, en particular para representar y votar las acciones Serie "AA" de AMERICA MOVIL en las Asambleas Ordinarias, Extraordinarias o Especiales de Acciones de AMERICA MOVIL, el FIDUCIARIO debera representar dichas acciones por conducto del funcionario o representante del FIDUCIARIO que este mismo designe y debera necesariamente de votar dichas acciones en el mismo sentido y forma que vote sus acciones Carso Global Telecom, S.A. de C.V., sociedad mexicana con clausula de exclusion de extranjeros, salvo en el caso de Asambleas de Accionistas de AMERICA MOVIL que deban resolver respecto a la designacion de los miembros del Consejo de Administracion y del Comite Ejecutivo de AMERICA MOVIL, en cuyo caso el FIDEICOMISARIO podra instruir directamente al FIDUCIARIO, respecto de la designacion de los miembros del Consejo de Administracion y del Comite Ejecutivo de AMERICA MOVIL.

El FIDUCIARIO debera recibir las instrucciones de voto correspondientes, por escrito, del FIDEICOMISARIO con 2 (dos) dias habiles de anticipacion a la celebracion de la Asamblea de Accionistas.

QUINTA. El FIDUCIARIO no tendra responsabilidad alguna frente al FIDEICOMISARIO por hechos o actos de terceros que impidan o dificulten la ejecucion de los objetos afines del FIDEICOMISO, ni por actuar en acatamiento de las instrucciones que reciba del FIDEICOMISARIO.

En caso de defensa del patrimonio del FIDEICOMISO el FIDUCIARIO solo estara obligado a otorgar poderes a la persona que le indique el FIDEICOMISARIO para que se avoque a la defensa del mismo, sin que el FIDUCIARIO sea responsable en forma alguna por el resultado de dicha defensa, de igual forma no sera responsable de los gastos, ni de los honorarios que se generen por dicha defensa.

SEXTA. El presente FIDEICOMISO tendra una duracion maxima de 30 (treinta) anos contados a partir de la fecha de firma del presente Contrato. Al termino de dicho plazo, el FIDEICOMISARIO podra instruir al FIDUCIARIO para que transfiera el patrimonio del FIDEICOMISO a otro fideicomiso en la institucion fiduciaria que determinen, con fines similares a los previstos en el presente FIDEICOMISO, siendo FIDEICOMISARIO del nuevo fideicomiso quien tuviese tal caracter en el presente. Si al termino de dicho plazo el FIDUCIARIO no hubiese recibido instrucciones respecto a la forma y terminos de transferir el patrimonio de este FIDEICOMISO o a vender transmitir o convertir las acciones Serie "AA" de AMERICA MOVIL que aun formen parte del FIDEICOMISO, el FIDUCIARIO procedera a vender la totalidad de las acciones Serie "AA" de AMERICA MOVIL que aun forme parte del patrimonio del FIDEICOMISO en la Bolsa Mexicana de Valores, S.A. de C.V.; y procedera a entregar el importe neto del producto de dicha venta al FIDEICOMISARIO.

Sin embargo, el FIDEICOMISO podra terminarse anticipadamente si en cualquier tiempo y a solicitud escrita del FIDEICOMISARIO, el FIDUCIARIO transmite en propiedad el patrimonio del FIDEICOMISO, en cualquiera de las formas que enseguida enunciativa mas no limitativamente se establecen:

     a) Entregando todas las acciones Serie "AA" de AMERICA MOVIL al FIDEICOMISARIO cuando lo solicite, si este tiene en ese momento la capacidad estatutaria necesaria para ser titular de dichas acciones conforme a los estatutos sociales de AMERICA MOVIL aplicables y en vigor en dicho momento.

     b) Transmitiendo todas las acciones Serie "AA" de AMERICA MOVIL, a cualquier otra persona que designe el FIDEICOMISARIO, y que tenga la capacidad legal y estatutaria para ser titular de dichas acciones bajo las leyes, disposiciones y estatutos sociales de AMERICA MOVIL aplicables y en vigor en dicho momento.

     c) Vendiendo, cediendo o enajenando todas las acciones Serie "AA" de AMERICA MOVIL, en la forma que determine el FIDEICOMISARIO en cuyo caso el producto derivado de dicha venta debera entregarse al FIDEICOMISARIO.

     d) Convirtiendo todas las acciones de la Serie "AA" de AMERICA MOVIL, en la forma que determine el Fideicomisario en otra serie de acciones previstas en los estatutos sociales de AMERICA MOVIL.

SEPTIMA. BANCO INBURSA, S.A. Departamento Fiduciario, acepta el cargo de FIDUCIARIO y protesta su fiel y leal desempeno.

OCTAVA. Por el desempeno de su cargo el FIDUCIARIO cobrara los honorarios que se establecen el Anexo "B" que firmado por las partes se adjunta al presente Contrato.

NOVENA. A solicitud del FIDEICOMISARIO, el FIDUCIARIO le entregara un estado de cuenta detallado y satisfactorio del patrimonio del FIDEICOMISO a la fecha de dicha solicitud, asi como cualquier otra informacion razonable que le solicite.

DECIMA. En caso de que el FIDUCIARIO sea requerido a convertir pesos mexicanos a cualquier otra moneda que se encuentre disponible en el mercado financiero mexicano, para enviar cualquier cantidad a los FIDEICOMISARIO, incluyendo dividendos, distribuciones o cualquier otro producto del patrimonio del FIDEICOMISO, el FIDUCIARIO de conformidad con la legislacion aplicable convertira los pesos mexicanos a la otra moneda que elija el FIDEICOMISARIO.

DECIMA PRIMERA. Cualquier modificacion a este contrato sera valida solamente si es hecha con el consentimiento escrito del FIDEICOMISARIO y del FIDUCIARIO y Carso Global Telecom, S.A. de C.V..

DECIMA SEGUNDA. Todos los impuestos, derechos, gastos que cause el patrimonio fideicomitido, o se causen como consecuencia del presente contrato, seran a cargo del FIDEICOMISARIO, quien debera acreditar el pago de los mismos al FIDUCIARIO en el momento en que este lo solicite.

DECIMA TERCERA. El FIDUCIARIO solo podra ser sustituido por otro fiduciario que designen por escrito el FIDEICOMISARIO. Al cesar en su cargo el FIDUCIARIO por renuncia o sustitucion, elaborara un informe del patrimonio fideicomitido, que comprenda desde el ultimo informe que hubiere rendido hasta la fecha en que sea efectiva dicha renuncia o sustitucion. El FIDEICOMISARIO dispondran de un plazo de treinta dias habiles para examinarlo y formular las aclaraciones que se consideren pertinentes. Concluido el plazo, se entendera tacitamente aprobado si no se ha formulado observacion alguna. Al designarse un sucesor en las funciones fiduciarias, el nuevo fiduciario quedara investido con todas las facultades, derechos, poderes y obligaciones que acuerde con el FIDEICOMISARIO, tomando posesion de los bienes que integren el patrimonio del presente contrato. Ninguna sustitucion de FIDUCIARIO surtira efectos sino hasta que el nuevo fiduciario asuma todas las obligaciones del fiduciario anterior, bajo este Contrato.

DECIMA CUARTA En cumplimiento de lo dispuesto por el inciso b) de la fraccion XIX de Articulo 106 de la Ley de Instituciones de Credito, se transcribe el contenido del mismo.

            "Articulo 106. A las instituciones de credito les estara prohibido: ...- XIX. En la realizacion de las operaciones a que se refiere la fraccion XV del Articulo 46 de esta Ley:
            ...- b) Responder a los fideicomitentes, mandantes o comitentes, del incumplimiento de los deudores, por los creditos que se otorguen o de los emisores, por los valores que se adquieran, salvo que sea por su culpa, segun lo dispuesto en la parte final del articulo 356 de la Ley General de Titulos y Operaciones de Credito, o garantizar la percepcion de rendimientos por los fondos cuya inversion se les encomiende.

            Si al termino del fideicomiso, mandato o comision constituidos para el otorgamiento de creditos, estos no hubieren sido liquidados por los deudores, la institucion debera transferirlos al fideicomitente o fideicomisario, segun sea el caso, o al mandante o comitente, absteniendose de cubrir su importe.

            Cualquier pacto contrario a lo dispuesto en los dos parrafos anteriores, no producira efecto legal alguno.

            En los contratos de fideicomiso, mandato o comision de insertara en forma notoria este inciso y una declaracion de la fiduciaria en el sentido de que hizo saber inequivocamente su contenido a las personas de quienes haya recibido bienes para su inversion."

El FIDUCIARIO en cumplimiento al ordenamiento antes descrito, hace del conocimiento de las partes su contenido en los terminos de dicho Articulo.

DECIMA QUINTA. Para todo lo relativo a este contrato las partes designan como sus domicilios convencionales los siguientes:

EL FIDEICOMITENTE:                  Banco Internacional, S.A.

Division Fiduciaria
Paseo de la Reforma
No. 156, Piso 10
Colonia Cuauhtemoc
06600 Mexico, D.F.

EL FIDUCIARIO:                      Banco Inbursa. S.A.

Division Fiduciaria
Insurgentes Sur No. 3500, Piso 1
Col. Pena Pobre
14060, Mexico, D.F.


EL FIDEICOMISARIO:                  SBC International, Inc.

175 E. Houston
San Antonio, Texas 78205,
Estados Unidos de America
Telefax: (210) 351 3849
Atencion: Sr.  Michael J. Viola

Con copia a:                        Noriega y Escobedo, A.C.
                                    Sierra Mojada No. 626
                                    Lomas Barrilaco
                                    11010 Mexico, D.F.
                                    Telefax:52 84 33 00
                                    Atencion: Lic. Carlos Bernal Verea.

Todos los avisos, instrucciones y comunicaciones de cualquier clase seran por escrito y considerados validos cuando sean enviados a los domicilios antes mencionados, a menos que la parte involucrada haya notificado previamente por escrito a la otra parte el cambio de su domicilio. Para efectos de este Contrato, "por escrito" significara cualquier forma de comunicacion escrita o comunicacion enviada por telefax.

DECIMA SEXTA. En todo lo no previsto en este Contrato y el Fideicomiso en el establecido, se regiran por las leyes aplicables de los Estados Unidos Mexicanos y para todo lo relativo a la interpretacion, ejecucion o cumplimiento de este Contrato, las partes se someten a la jurisdiccion de los Tribunales competentes de la Ciudad de Mexico, Distrito Federal, renunciando expresamente a cualquier otra jurisdiccion que pudiere corresponderles por razon de su domicilio presente
o futuro.

DECIMA SEPTIMA. Cada una de las partes reconoce la personalidad y capacidad de las demas partes, asi como las facultades de sus representantes para celebrar el presente Contrato.

Este Contrato y su anexo se firman en cuatro ejemplares en la Ciudad de Mexico, el 28 de marzo de 2001.

                                   FIDUCIARIO
               BANCO INBURSA, S.A, Institucion de Banca Multiple,
                            Grupo Financiero Inbursa.
                               Division Fiduciaria

                         Por: /s/ Lic. Raul Zepeda Ruiz
                         ------------------------------
                           Por: Lic. Raul Zepeda Ruiz
                               Delegado Fiduciario

                                 FIDEICOMITENTE
                            BANCO INTERNACIONAL, S.A.


/s/ Eduardo Azcoitia Moraila                        /s/ Rebeca Trejo Sanchez
----------------------------                        ------------------------
Por: Lic. Eduardo Azcoitia Moraila                  Lic. Rebeca Trejo Sanchez
Subdirector Fiduciario                              Apoderada Especial


                                 FIDEICOMISARIO
                             SBC INTERNATIONAL, INC.

     /s/ Michael J. Viola                            Mark E. Royse
     --------------------                            -------------
     Michael J. Viola                                Mark E. Royse
     Vicepresidente y Tesorero                       Presidente de SBCI- Mexico


                       Carso Global Telecom, S.A. de C.V.


                             /s/ Eduardo Valdes Acra
                            -------------------------
                            Lic. Eduardo Valdes Acra

                                    ANEXO "A"

EL TITULO DEFINITIVO NO. 0000801, EMISION 2000 DE FECHA 27 DE NOVIEMBRE DE 2000 QUE AMPARA 1,059'890,076 ACCIONES NOMINATIVAS DE LA SERIE "AA" COMUNES REPRESENTATIVAS DE LAS 16,116,001,932 ACCIONES EN QUE SE DIVIDE LA PARTE MINIMA FIJA DEL CAPITAL SOCIAL DE AMERICA MOVIL, S.A. DE C.V.

                                    ANEXO "B"

EL FIDEICOMISARIO conviene en pagar al FIDUCIARIO por el estudio, aceptacion, custodia, administracion y manejo del fideicomiso y su patrimonio, la cantidad anual de US$6,000.00 (Seis mil dolares, moneda del curso legal de los Estados Unidos de America 00/100), mas el impuesto al valor agregado (IVA), la cual sera cubierta por el primer ano a la firma del presente contrato; y por el segundo ano y siguientes dentro de los 30 dias habiles siguientes a la fecha de cada aniversario del presente contrato, comenzando a partir del primer dia del segundo ano de vigencia, y de manera proporcional a los meses correspondientes, en caso de no completarse un determinado ano.

                                    ANEXO "C"

Oficio de autorizacion de fideicomiso irrevocable de inversion neutra numero 514.113.01-1486 de fecha 13 de febrero de 2001, emitido por la Direccion General de Inversion Extranjera de la Secretaria de Economia.